Investor Relations Contact:
Robert J. Keller, CEO
APAC Customer Services, Inc.
847-374-4984
rjkeller@apacmail.com

APAC Customer Services, Inc. Receives NASDAQ Staff Deficiency Letter

Deerfield, Ill., September 14, 2005 – APAC Customer Services, Inc. (Nasdaq:APAC), a leading provider of customer interaction solutions, today announced that, on September 12, 2005, it received a NASDAQ Staff Deficiency Letter indicating that the Company has failed to comply with the minimum bid price requirements for continued listing required by NASDAQ Marketplace Rule 4450(a)(5) because the bid price for the Company’s common stock has closed below $1.00 per share for thirty consecutive business days. In accordance with Marketplace Rule 4450(e)(2), the Company has until March 13, 2006 to regain compliance with this requirement. Compliance will be achieved if the bid price per share of the Company’s common stock closes at or above $1.00 for a minimum of ten consecutive business days.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (Nasdaq: APAC) is a leading provider of customer care solutions for market leaders in healthcare, publishing, business services, financial services, communications, travel and hospitality and insurance. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is at http://www.apaccustomerservices.com.

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